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Exhibit 99.3

FORM OF NOMINEE HOLDER CERTIFICATION

        The undersigned, a bank, broker or other nominee of rights to purchase shares of common stock, par value $0.01 per share, of Foamex International Inc. (the "Company") pursuant to the rights offering described in the Company's prospectus dated                  , 2006, certifies to the Company and to Mellon Investor Services LLC, on behalf of Mellon Bank, N.A., which is acting as the rights agent for the rights offering, that the undersigned has:

  (1)
  elected to purchase the number of shares specified below on behalf of beneficial owners; and

  (2)
  listed separately below for each beneficial owner (without identifying the beneficial owner) the number of shares each beneficial owner has elected to purchase.

NUMBER OF SHARES OWNED ON THE RECORD DATE	NUMBER OF SHARES ELECTED TO PURCHASE

                       Provide the following information if applicable:

Depository Trust Company ("DTC") Participant Name:	DTC Participant Number:

DTC basic subscription confirmation number(s):
By:
Name:
Title:

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FORM OF NOMINEE HOLDER CERTIFICATION